Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 29, 2012 (June 27, 2012 as to the effects of the 2012 discontinued operations described in Note 5), relating to the consolidated financial statements of General Growth Properties, Inc. and subsidiaries (the “Company”) (which report expresses an unqualified opinion on those consolidated financial statements and includes an explanatory paragraph regarding the Company’s financial statements including assets, liabilities, and a capital structure with carrying values not comparable with prior periods) and the consolidated financial statement schedule of the Company, appearing in the Company’s Current Report on Form 8-K dated June 27, 2012 and of our report dated February 29, 2012 relating to the effectiveness of the Company’s internal control over financial reporting appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

Chicago, Illinois
July 2, 2012